Exhibit 3.109

STATE OF TEXAS CERTIFICATE OF LIMITED PARTNERSHIP	FILED In the Office of the Secretary of State of Texas NOV 07 2000 Corporations Section

The undersigned General Partner, desiring to form a limited partnership under the provisions of the Texas Revised Limited Partnership Act, certifies as follows:

1.         The name of the partnership is RIVER OAKS REALTY, L.L.P.

2.         The address of the partnership’s registered office is 2200 Post Oak Blvd., Suite 700, Houston, Texas 77056. The name of the partnership’s registered agent for service of process is Charles J. Pignuolo. The address of the agent is 2200 Post Oak Blvd., Suite 700, Houston, Texas 77056.

3.         The address of the principal office where records are required to be kept or made available is 8584 Katy Freeway, Suite 200, Houston, Texas 77024.

4.         The name, mailing address, and street address of the business or residence of its general partner is as follows:

Name	Mailing Address	Business or Residence Address

Kimball Hill Homes Texas, Inc.	8584 Katy Fwy., Suite 200 Houston, Texas 77024	8584 Katy Fwy., Suite 200 Houston, Texas 77024

5.         This Certificiate of Limited Partnership shall be effective as of the date of its filing with the Secretary of State.

I affirm, under the penalties of perjury, that this Certificate is executed on the       day of November, 2000, and to the best of my knowledge and belief, the facts stated in this Certificate are true.

RIVER OAKS REALTY, L.L.P.

By:	Kimball Hill Homes Texas, Inc., a Texas Corporation, as General Partner

By:	/s/ Lance Wright

	As Its:	Vice - President

AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP OF RIVER OAKS REALTY, L.L.P.	FILED In the Office of the Secretary of State of Texas MAY 16 2003 Corporations Section

The undersigned, being the sole general partner of a limited partnership (the “Partnership”) formed under the Texas Revised Limited Partnership Act, Article 6132a-1 of the Revised Civil Statutes of the State of Texas, hereby states that the Certificate of Limited Partnership of River Oaks Realty, L.L.P. previously filed on November 7, 2000 is hereby amended and restated to be as follows:

1.         The name of the Partnership is River Oaks Realty. L.P.

2.         The registered office of the Partnership is 350 North St. Paul Street, Dallas, Texas 75201; and the name and address of the registered agent of the Partnership for service of process at such address is CT Corporation System.

3.         The address of the principal office in the United States where records of the Partnership are kept or made available as required by Section 1.07 of the Texas Revised Limited Partnership Act, is:

8584 Katy Freeway, Suite 200
Houston, Texas 77024

4.         The sole general partner of the Partnership and the mailing address and the street address of the business or residence of such general partner is:

Name	Address

Kimball Hill Homes Houston Operations, L.L.C.	8584 Katy Freeway, Suite 200 Houston, Texas 77024

RIVER OAKS REALTY, L.P.

By:	Its General Partner, Kimball Hill Homes Houston Operations, L.L.C., a Texas limited liability company

	By:	/s/ David K. Hill
David K. Hill, Its Manager

2

Reports Unit P.O. Box 12028 Austin, Texas 78711-2028		Roger Williams Secretary of State

Office of the Secretary of State

October 7, 2005

C T Corporation System
RIVER OAKS REALTY, L.P.
350 North St. Paul St.
Dallas, TX 75201

Periodic Report – First Notification Letter

Re: RIVER OAKS REALTY, L.P.
Filing Number: 14146610

Dear Registered Agent:

Article 6132a, Section 13.05 of the Texas Revised Limited Partnership Act, requires a limited partnership to file a periodic report with the Secretary of State not more than once every four years. You are hereby notified that the above referenced limited partnership is required to file the periodic report at this time. This periodic report should be completed and submitted to the Secretary of State for filing within thirty (30) days of this notice. Failure to file the periodic report when due will result, after notice, in the forfeiture of the limited partnership’s right to transact business in the state of Texas and could ultimately result, after notice, in the cancellation of the certificate of a domestic limited partnership or the registration of a foreign limited partnership.

One copy of the required periodic report is enclosed, along with instructions for completing the report. Make any necessary changes to the preprinted information by typing or printing the new information in the area provided. Submit the periodic report, along with the required filing fee that is shown on the attached report, to the mailing address on the report form. Please make a copy of this report prior to mailing and retain for the limited partnership’s records.

For your convenience, forms promulgated by the Secretary of State are available on the agency web site at: http://www.sos.state.tx.us/corp/forms.shtml.

If you have any questions, please contact the Reports Unit at 512-475-2705.

Sincerely,
Reports Unit
Business and Public Filings Division

Enclosure

Phone: 512-475-2705	Come visit us on the Internet @ http://www.sos.state.tx.us/ Fax: 512-463-1425	Dial: 7-1-1 for Relay Services

Office of the Secretary of State Reports Unit P.O. Box 12028 Austin, Texas 78711-2028 (Form 804)	Filed in the Office of the Secretary of State of Texas Filing #: 14146610 10/21/2005 Document #: 106718920002 Image Generated Electronically for Web Filing

PERIODIC REPORT - LIMITED PARTNERSHIP

Filing Number: 14146610.

1.	The limited partnership name is: RIVER OAKS REALTY, L.P.

2.	It is organized under the laws of TEXAS, USA

3.	The name of the registered agent is:
C T Corporation System

4.	The registered office address, which is identical to the business office address of the registered agent in Texas, is:
350 North St. Paul St., Dallas, TX, USA 75201

5.	The address of the principal office in the United States where the records are to be kept or made available under Article 6132a, Section 1.07 of the Texas Revised Limited Partnership Act is:
8584 KATY FREEWAY, STE. 200, Houston, TX, USA 77024

6.	The names and addresses of all general partners of the limited partnership are:
General Partner 1: (Business Name) KIMBALL HILL HOMES HOUSTON OPERATIONS, L.L.C.
Street Address: 8584 KATY FRWY., STE. 200 Houston TX, USA 77024
Mailing Address:

Execution:

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: October 21, 2005	David K. Hill
Signature of General Partner

FILING OFFICE COPY